WISMER-MARTIN, INC.
                 12828 N. Newport Highway Mead, Washington 99021

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                       OF DIRECTORS OF WISMER-MARTIN, INC.

The undersigned hereby appoints Ronald Holden and John Perez, and each of them, with full power of substitution, as Proxies and hereby authorizes them to represent and vote as designated below all of the shares of common stock, par value $.001 per share, of Wismer-Martin, Inc., a Washington corporation ("Wismer-Martin"), which the undersigned is entitled to vote at the Special Meeting (the "Special Meeting") of the shareholders of Wismer-Martin, to be held at the executive offices of Wismer-Martin, 12828 N. Newport Highway, Mead, Washington 99021, on September 9, 1996, at 9:00 a.m., local time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned could do if personally present thereat:

1. Proposal to approve a Plan of Merger pursuant to an Agreement and Plan of Merger, dated June 20, 1996 (the "Merger Agreement"), by and among Physician Computer Network, Inc., a New Jersey corporation ("PCN"), Northwest Acquisition Corp.,a wholly-owned subsidiary of PCN ("Merger Sub") and Wismer-Martin, pursuant to which: (a) Merger Sub will merge with and into Wismer- Martin and Wismer-Martin will be the surviving corporation and become a wholly-owned subsidiary of PCN (the "Merger") and (b) each share of Wismer-Martin Common Stock, par value $.001 per share ("Wismer- Martin Common Stock"), issued and outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive a specified amount of cash and a specified number of shares of PCN's Common Stock, par value $.01 per share, as more fully described in the accompanying Proxy Statement and Prospectus.

         |_| For           |_| Against      |_| Abstain

                             Continued on Other Side



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE FOR THE PROPOSAL TO APPROVE THE PLAN OF MERGER.


PLEASE FILL IN DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Shareholder's signature should agree with name appearing on mailing label. When signing as joint tenants, all parties to the joint tenancy shall sign. When signing the proxy as attorney-in-fact, personal representative, trustee, guardian, corporate officer, or other authorized representative, please indicate capacity in which you are signing.


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